UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) December 13, 2005

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


         Nevada                    0-50732              74-2949620
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

   900 NE Loop 410, Suite E-121, San Antonio, Texas               78209
       (Address of principal executive offices)          (Zip Code)

  Registrant's telephone number, including area code:  (210) 568-9760

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act
(17 CFR 240.14a-12)

[   ]  Pre-commencement  communications  pursuant  to Rule 14d-2(b)  under  the
Exchange Act (17 CFR 40.14d-2(b))

[   ]   Pre-commencement  communications pursuant to Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 8 - OTHER EVENTS

ITEM 8.01    Other Events.

On July 28, 2005, the Registrant entered into a funding agreement from institutional and accredited investors with gross proceeds of $2,300,000, to be received in two traunches. The first traunch of $1,300,000 received upon execution of the agreement and the remaining $1,000,000 within five days after a registration statement that was filed became effective, or sooner if certain milestones were achieved.

As a result of the Registration becoming effective in November 2005 the company received the second traunch of $1,000,000 from the institutional and accredited investors. Additionally, the company met the milestone of producing in excess of 2,000 barrels per month 30 days ahead of schedule.

Production for the month of November 2005 was approx 2,400 barrels with approx 2,050 barrels being collected from the tank batteries and sold for the month.


          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2005

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer